Exhibit 10.1                                                      Execution Copy
                                                                  --------------

                           STOCK REPURCHASE AGREEMENT

         AGREEMENT (the "Agreement") dated as of August 1, 2002 by and between ASA International Ltd., a Delaware corporation (the "Company"); Harry W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 (the "Stockholder"); and the individuals named at the foot of this Agreement (collectively, the "Stockholder's Family"). This Agreement is being entered into in connection with that certain Agreement and Plan of Merger by and among the Company, Rainmaker Software, Inc., and CompuTrac, Inc. dated as of January 3, 2002 (the "Merger Agreement"). Capitalized terms used without definition herein shall have the meanings ascribed to them in the Merger Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Stockholder and the Stockholder's Family are to be issued, pursuant to the terms of the Merger Agreement, an aggregate of Four Hundred Fifty-Two Thousand and Two (452,002) shares of the Company's Common Stock, par value $.01 per share, which shares are herein referred to as the "Shares";

         WHEREAS, the parties hereto desire to enter into this Agreement to further the interests of the Company and its present and future stockholders;

         WHEREAS, the Company and the Stockholder are required to enter into this Agreement as a condition to the Closing of the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties do agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions shall apply:


          (a) "Aggregate Proceeds" shall mean the gross proceeds received by the Stockholder from (i) the sale of Guaranteed Shares in a Market Sale and (ii) the sale of Shares in a Company Purchase, in each case before any deduction for commissions or other selling expenses.

          (b) "Company Purchase" shall mean the sale of any Shares by the Stockholder to the Company pursuant to Sections 2 or 3 hereof.

          (c)  "Formula Price" shall mean an amount equal to the following:

               [(Aggregate Number of Guaranteed Shares previously sold by the Stockholder in Company Purchases and Market Sales) + (Number of Shares to be Purchased) x $1.35] - Aggregate Proceeds received by the Stockholder to date from the sale of Guaranteed Shares in Company Purchases and Market Sales.

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         (d)   "Guaranteed Shares" shall mean all of the Shares other than
               Non-Guaranteed Shares as defined in Sections 4 and 6(d) hereof.

         (e) "Market Sale" shall mean the sale of any Shares by the Stockholder in a Brokers' Transaction, as such term is defined in Rule 144(g) pursuant to the Securities Act of 1933, as amended.

         (f) "Monthly Allotment" shall mean 9,417 Shares per calendar month commencing with the first calendar month following the Effective Time, subject to increase as contemplated by Section 3 hereof.

2. Stockholder Sale. During each calendar month commencing on the first month following the Effective Time, the Stockholder may give written notice (a "Stockholder Notice") to the Company that he proposes to sell some or all of the Monthly Allotment of Shares for such calendar month. Within five (5) business days of the Company's receipt of such notice (the "Stockholder Notice Period"), the Company shall either (a) purchase some or all of the Shares specified in the Stockholder Notice from the Stockholder or (b) provide written notice to the Stockholder (a "Market Sale Notice") that the Stockholder must first offer to sell such portion of the Shares which are the subject of the Stockholder Notice as is specified in the Market Sale Notice in a Market Sale, for a period of five
(5) business days (the "Market Sale Period"), at or above a limit price to be specified by the Company in the Market Sale Notice. Any Shares which are the subject of a Market Sale Notice and which remain unsold at the end of the Market Sale Period shall be purchased by the Company at the expiration of the Market Sale Period.

3. Company Purchase. During each calendar month commencing on the first month after the Effective Time, the Company may give written notice (a "Company Purchase Notice") to the Stockholder that the Company proposes to purchase some or all of the Monthly Allotment of Shares for such calendar month. Within five
(5) business days of the Stockholder's receipt of such notice (the "Company Purchase Notice Period"), the Stockholder shall either (a) sell all or part of the Shares specified in the Company Purchase Notice to the Company or (b) provide written notice to the Company (a "No Sale Notice") that the Stockholder declines the Company's offer to purchase such portion of the Shares which are the subject of the Company Purchase Notice as is specified in the No Sale Notice, whereupon the Shares which are the subject of the No Sale Notice shall be deemed to be "Non-Guaranteed Shares."

4. Cumulation. Any portion of any Monthly Allotment of Shares which are not the subject of either a Stockholder Sale Notice or a Company Purchase Notice shall be added to and increase the number of Shares included in any subsequent Monthly Allotments until such Shares are included in either a Stockholder Sale Notice or a Company Purchase Notice.

5. Purchase Price. With respect to any Shares that are purchased by the Company from the Stockholder pursuant to Section 2 hereof, the purchase price for such Shares shall be the lesser of (a) ($1.35) x (the number of Shares to be purchased) or (b) the Formula Price, but in no

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event less than zero. With respect to any Shares that are purchased by the
Company from the Stockholder pursuant to Section 3 hereof, the purchase price for such Shares shall be the greater of (a) ($1.35) x (the number of Shares to be purchased) or (b) the Formula Price.

6.   Provisions Related to Market Sales.

     (a) Notwithstanding anything to the contrary set forth in Section 2(b), the Company may not require the Stockholder to offer any Shares in a Market Sale to the extent that, at the time of such proposed Market Sale, the Stockholder is not legally entitled to sell or offer such Shares for sale in a Market Sale.

     (b) In the event that the Stockholder gifts any Shares or sells any Shares in a Market Sale other than a Market Sale required by the Company pursuant to a Market Sale Notice, such Shares shall be deemed to have come first from any then unsold Non-Guaranteed Shares.

     (c) In connection with any Market Sale or gift, the Stockholder shall provide the Company with notice of such Market Sale or gift, as applicable, within five (5) business days. In the case of a gift, the notice shall provide the date, number of Shares and name of donee(s). In the case of a Market Sale, the notice shall provide sufficient information to permit the Company to determine the amount of any future payments which may be due from the Company to the Stockholder pursuant to Section 5 hereof.

     (d) Nothing in this Agreement shall prohibit the Stockholder from (i) gifting any Shares (A) free of any provisions of this Agreement to any organization qualifying under Section 501(c)(iii) of the Internal Revenue Code of 1986, as amended, or (B) to any other donee(s) who agree in writing that their Shares shall be bound by this Agreement, or (ii) selling Shares in excess of the Monthly Allotment in a Market Sale to the extent that the Stockholder is legally entitled to sell or offer such Shares for sale; provided, however, that prior to any such gift or sale pursuant to this Section 6(d), the Stockholder shall give written notice (in accordance with Section 14 hereof) to the Company of the number of Shares and, with respect to a proposed sale, the lowest price per Share (the "Limit Price") at which the Stockholder proposes to sell such Shares (an "Additional Sale Notice"). The Stockholder may amend or cancel the Additional Sale Notice any time prior to a Company Acceptance Notice (defined below). The Stockholder may gift or commence selling Shares in a Market Sale, at or above the Limit Price, at any time after delivery of the Additional Sale Notice (in accordance with Section 14 hereof). The Company shall have the right, exercisable by giving notice in accordance with Section 14 hereof (the "Company Acceptance Notice"), at any time within five (5) days of the Company's receipt of such Additional Sale Notice, to purchase from the Stockholder some or all of the Shares which are the subject of the Additional Sale Notice and which remain unsold at the time of the Company Acceptance Notice, at the Limit Price. Any Shares purchased by the Company pursuant to this Section 6(d) shall be deemed to be Guaranteed Shares for purposes of this Agreement. Any Shares gifted pursuant to Section 6(d)(i)(A) of this Agreement, and/or any Shares which are the subject of an Additional Sale Notice and which are not purchased by the Company pursuant to this Section 6(d) and are sold in accordance with the Additional Sale Notice, shall be deemed to be Non-Guaranteed Shares for purposes of this Agreement.

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     (e) The sale or gift of any Non-Guaranteed Shares shall be subject to the provisions of Section 6(d) hereof. Any Additional Sale Notice given by the Stockholder pursuant to Section 6(d) shall specify whether the Shares included in such Additional Sale Notice are Guaranteed Shares or Non-Guaranteed Shares as of the date of such notice. Any Company Acceptance Notice delivered by the Company pursuant to Section 6(d) shall specify to what extent the Shares to be purchased by the Company are the Guaranteed Shares or the Non-Guaranteed Shares included in the Additional Sale Notice.

     (f) The purchase of any Non-Guaranteed Shares by the Company shall not affect the Formula Price calculation with respect to any future purchase of any Guaranteed Shares by the Company.

     (g) Notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall not apply to any shares of the Company's Common Stock which may be acquired by the Stockholder or the Stockholder's Family other than pursuant to the Merger.

7. Closing. The closing of any purchase of Shares by the Company from the Stockholder shall occur within three (3) business days after the expiration of the applicable Stockholder Notice Period, Company Purchase Notice Period, Company Acceptance Notice Period or Market Sale Period, as the case may be. The Company shall designate a brokerage account to be used for the transfer of Shares from the Stockholder to the Company. If such brokerage account is maintained at the same broker where the Stockholder maintains a brokerage account holding the Shares to be transferred, any transfer costs shall be borne by the Stockholder. Otherwise, any costs of transfer shall be borne by the Company.

8. Term. This Agreement shall terminate upon the earlier of (a) the sale of all of the Guaranteed Shares or

     (b) the last day of the forty-eighth calendar month following the Effective Time. Upon such termination, neither the Company nor the Stockholder shall have any further obligations to the other party hereunder.

9. Security. The Company's obligations pursuant to this Agreement shall be secured by a first lien on the real estate located at 222 Municipal Drive, Richardson, Texas. Upon the request of the Company, the Stockholder agrees to negotiate in good faith regarding the substitution of alternative collateral to secure the Company's obligations pursuant to this Agreement.

10. Adjustments. If, from time to time during the term of this Agreement there is any stock dividend or stock split or similar change in the number of outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities to which Stockholder is entitled by reason of his ownership of Shares shall be immediately included in the word "Shares" for all purposes of this Agreement. The price per Share for all purposes of this Agreement shall be appropriately adjusted after each such event.

11. Legend. Any certificates representing the Shares shall be issued free of any restrictive legend.

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12.   Not an Employment Contract.  Nothing in this Agreement is meant to constitute a contract of employment for a stated term or give rise to any other contractual rights, obligations or guarantees related to Stockholder's employment with the Company.

13. Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon (a) personal delivery, (b) transmission by electronic mail, provided that receipt is confirmed by the recipient by telephonic communication, or (c) upon the first day following deposit for next day delivery with a nationally recognized overnight delivery service, in each case as addressed to the other party hereto at its or his address hereinafter shown, or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

If to Company:                ASA International Ltd.
                              10 Speen Street
                              Framingham, MA 01701
                              Attn: Alfred C. Angelone, Chief Executive Officer
                              Tel: 508-626-2727
                              Fax: 508-626-0644
                              E-mail: aangelone@asaint.com

with a copy to:               Paul D. Broude, Esquire
                              Epstein Becker & Green, P.C.
                              75 State Street
                              Boston, MA 02109-1813
                                                Tel: 617-342-4000
                              Fax: 617-342-4001
                              Email: pbroude@ebglaw.com

If to Stockholder:            Harry W. Margolis
                              27 Stonebrier Way
                              Frisco, Texas 75034
                              Email: sonny@computrac.com

with a copy to:               Dawn M. Douthit, Esq.
                              Winstead Sechrest & Minick, P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas 75290
                              Tel: 214-745-5150
                              Fax: 214-745-5390
                              Email: ddouthit@winstead.com

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15.   Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts (without regard to the conflict of law principles thereof).

16. Waivers; Amendments. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or of the same right with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided by law. This Agreement may not be amended except in a writing signed by the parties hereto.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; provided however, that without the consent of the other party, the Company may assign its rights, but not its obligations, under this Agreement, and the Stockholder may not assign his rights or obligations under this Agreement; provided, however, that any donee of Shares pursuant to
Section 6(d)(i)(B) who agrees in writing to be bound by the provisions of this Agreement shall be entitled to the same rights as the Stockholder with respect to any Shares received by such donee.

18. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provisions and of the entire Agreement shall not be affected thereby.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Prior Understandings. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.

21. Headings. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

22. Beneficial Owners. The Company shall be entitled to deal with the Stockholder as if the Stockholder were the sole beneficial owner of all Shares.

                          [Next Page is Signature Page]

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                     ASA INTERNATIONAL LTD.


  /s/Janice T. Yakel                         By:     /s/Terrence C. McCarthy
----------------------------                     -------------------------------

                                             Name:   Terrence C. McCarthy
                                                    ----------------------------
                                             Title:  VP & Treasurer
                                                    ----------------------------



                                            STOCKHOLDER


                                            By:      /s/Harry W. Margolis
---------------------------                     --------------------------------
Witness                                     Harry W. Margolis




                                             By:     /s/Dana Margolis
---------------------------                      -------------------------------
Witness                                          Dana Margolis



                                             By:     /s/Greg Margolis
---------------------------                      -------------------------------
Witness                                          Greg Margolis



                                             By:     /s/Tammy Margolis Stromberg
---------------------------                      -------------------------------
Witness                                          Tammy Margolis Stromberg



                                             By:     /s/Jay Stromberg
---------------------------                      -------------------------------
Witness                                          Jay Stromberg


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